Exhibit 10.13

First Amendment

To

Restricted Incentive B2 Unit Agreement

This First Amendment to Restricted Incentive B2 Unit Agreement (this “First Amendment”) is made and entered into by and between Spinal Stabilization Technologies, LLC, a Texas limited liability company (the “Company”), and _________ (“Recipient”) effective as of March 3, 2017, (the “Effective Date”).

Recitals

WHEREAS, the Company and Recipient are the parties to that one certain Restricted Incentive B2 Unit Agreement dated effective as of August 8, 2016 (the “Agreement”); and

WHEREAS, the Company and Recipient desire to amend certain provisions of the Agreement;

NOW, THEREFORE, for and in consideration of the foregoing recitals, which are incorporated herein by reference, and of the mutual promises and conditions hereinafter expressed, and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, Company and Recipient hereby agree as follows:

1. Capitalized Terms. Capitalized terms not otherwise defined in this First Amendment, if any, shall have the meanings assigned thereto in the Agreement.

2. Section 4(a). As of the Effective Date, Section 4(a) of the Agreement is amended to read as follows:

“(a) Thirty Percent (30%) of the Restricted Incentive B2 Units issued hereby shall be forfeited by the Recipient and revert to the Company without further notice if 30-day patient data (including completion of all reports required by the protocol for the clinical trials) is not obtained on the first 6 surgery patients within 180 days of the first surgical implant of the Nucleus 161 Trial.”

3. Section 4(b). As of the Effective Date, Section 4(b) of the Agreement is amended to read as follows:

“(b) (i) Thirty-Five Percent (35%) of the Restricted Incentive B2 Units issued hereby shall be forfeited by the Recipient and revert to the Company without further notice if the Company has not submitted a completed application for CE Mark to the notified body by February 15, 2018.

(ii) Thirty-Five Percent (35%) of the Restricted Incentive B2 Units issued hereby shall be forfeited by the Recipient and revert to the Company without further notice if the Company does not receive issuance of CE mark by the first to occur of (x) the first anniversary of the date the Company submits the technical file to the notified body confirming satisfaction of the primary objectives of the Nucleus 161 Trial or (y) August 31, 2018.”

Michael Ahrens	Page 1 of 3	First Amendment to Restricted
Incentive B2 Unit Agreement

4. Ratification. The parties hereby ratify the Agreement as amended hereby and agree that the Agreement as amended hereby shall continue in full force and effect.

5. Entire Agreement. This First Amendment and the Agreement, as amended hereby, contain the entire agreement of the parties with respect to the subject matter hereof and supersede any and all prior oral and written agreements between the parties with respect thereto. In the event of a conflict between the terms of the Agreement and this First Amendment, the terms of this First Amendment shall control to the extent applicable.

6. Amendments. No change, modification or amendment to this First Amendment or the Agreement shall be valid unless made in the manner prescribed by the Agreement.

7. Counterparts. This First Amendment may be executed in one or more counterparts, all of which shall be considered one and the same instrument. Signatures to this First Amendment transmitted by facsimile, by electronic mail in portable document format (,pdf) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document will have the same effect as physical delivery of the paper document bearing the original signature.

[Signature Page to Follow]

Michael Ahrens	Page 2 of 3	First Amendment to Restricted
Incentive B2 Unit Agreement

IN WITNESS WHEREOF, the parties hereto have executed this First Amendment as of the Effective Date.

COMPANY:

Spinal Stabilization Technologies, LLC

By:
Mark Novotny, Chief Executive Officer

RECIPIENT:

Michael Ahrens	Page 3 of 3	First Amendment to Restricted
Incentive B2 Unit Agreement